As filed with the Securities and Exchange Commission on April 29, 1997


                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          PIPER JAFFRAY COMPANIES INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                           41-1233380
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)

         PIPER JAFFRAY TOWER
        222 SOUTH NINTH STREET
        MINNEAPOLIS, MINNESOTA                                   55402
(Address of principal executive offices)                      (Zip Code)

                          PIPER JAFFRAY COMPANIES INC.
                              STOCK INVESTMENT PLAN
                            (Full title of the plan)

                             David E. Rosedahl, Esq.
                                 General Counsel
                          Piper Jaffray Companies Inc.
                               Piper Jaffray Tower
                             222 South Ninth Street
                          Minneapolis, Minnesota 55402
                     (Name and address of agent for service)

                                 (612) 342-6000
          (Telephone number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                                  Proposed
       Title of               Amount               maximum              Proposed maximum            Amount of
     securities to             to be            offering price         aggregate offering          registration
     be registered          registered          per share (1)               price (1)                  fee
     -------------          ----------          -------------               ---------              ------------
     Common Stock,           1,000,000
    $1.00 par value           shares                $16.06                 $16,060,000              $4,867.00

(1)   Estimated solely for the purpose of the registration fee pursuant to Rule
      457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on April 25, 1997, as reported on the New
      York Stock Exchange Consolidated Transactions Composite Tape.





                          PIPER JAFFRAY COMPANIES INC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of Piper Jaffray Companies Inc. (the
"Company"), previously filed (File No. 1-7421) with the Securities and Exchange
Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

         (1) The Company's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Exchange Act.

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above.

         (3) The description of the Company's Common Stock which is contained in the Registration Statement filed (File No.
                  1-7421) under the Exchange Act on Form 8-A and all amendments and reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

         Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law and Article XI of the By-Laws of the Company provide for broad indemnification of directors and officers of the Company.

         The Company also maintains a director and officer insurance policy which insures the Company and its directors and officers against damages, judgments, settlements and costs incurred by reason of certain acts of such persons in their capacities as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         Exhibit                                       Description

           4.01              Restated Certificate of Incorporation of the
                             Company, as amended (incorporated by reference to Exhibit 4.01 to Registration Statement on Form S-8,
                             No. 033-52933).

           4.02 By-Laws of the Company, as amended (incorporated by reference to Exhibit 4.02 to Registration Statement on Form S-8, No. 033-52933).

           4.03              Piper Jaffray Companies Stock Investment Plan.

           5 Opinion of David E. Rosedahl, General Counsel of the Company, as to the legality of the shares being registered.

           23.01 Consent of David E. Rosedahl, General Counsel of the Company, is contained in his opinion filed as
                             Exhibit 5 to this Registration Statement.

           23.02 Consent of Deloitte & Touche LLP, independent auditors, to the incorporation by reference in this Registration Statement of their report dated
                             November 6, 1996 appearing on page 38 of the Company's Annual Report, which is incorporated by reference in the Company's Annual Report on Form
                             10-K for the year ended September 30, 1996.

           24 Powers of Attorney authorizing Deborah K. Roesler and David E. Rosedahl to sign this Registration
                             Statement on behalf of the directors and certain officers of the Company.

ITEM 9.  UNDERTAKINGS.

         A. The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                           Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration
                           Fee" table in the effective Registration Statement;
                           and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3; Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA
                           FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 29, 1997.

                                 PIPER JAFFRAY COMPANIES INC.


                                 By /s/ Deborah K. Roesler
                                    Deborah K. Roesler, Managing Director and
                                    Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 29, 1997.

Signature                                   Capacity
---------                                   --------


/s/ Addison L. Piper               Chief Executive Officer and
Addison L. Piper                   Chairman of the Board
                                   (Principal Executive Officer)


/s/ Deborah K. Roesler             Managing Director and
Deborah K. Roesler                 Chief Financial Officer
                                   (Principal Financial Officer)

/s/ Sandra G. Sponem               Managing Director and Controller
Sandra G. Sponem                   (Principal Accounting Officer)


Ralph W. Burnet*                            Director
Andrew S. Duff*                             Director
William H. Ellis*                           Director         A majority of the
Kathy Halbreich*                            Director         Board of Directors
Addison L. Piper*                           Director
Robert S. Slifka*                           Director
David Stanley*                              Director


--------------------


* By /s/ David E. Rosedahl
     David E. Rosedahl,
     Attorney-in-Fact



                                INDEX TO EXHIBITS



                                                                                                  Method
Exhibit                              Description                                                 of Filing
-------                              -----------                                                 ---------
4.01              Restated Certificate of Incorporation of the Company,
                  as amended (incorporated by reference to Exhibit 4.01
                  to Registration Statement on Form S-8, No. 033-52933)

4.02              By-Laws of the Company, as amended (incorporated by
                  reference to Exhibit 4.02 to Registration Statement on
                  Form S-8, No. 033-52933)
                                                                                                 Electronic
4.03              Piper Jaffray Companies Stock Investment Plan..............................    Transmission

5                 Opinion of David E. Rosedahl, General Counsel of                               Electronic
                  the Company, as to the legality of the shares being registered.............    Transmission

23.01             Consent of David E. Rosedahl, General Counsel of the
                  Company, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

23.02             Consent of Deloitte & Touche LLP, independent auditors, to the incorporation by reference in this Registration Statement of their report dated November 6, 1996 appearing on page 38 of the Company's Annual Report, which is incorporated by
                  reference in the Company's Annual Report on Form 10-K                          Electronic
                  for the year ended September 30, 1996......................................    Transmission

24                Powers of Attorney authorizing Deborah K. Roesler and
                  David E. Rosedahl to sign this Registration Statement
                  on behalf of the directors and certain officers of the                         Electronic
                  Company....................................................................    Transmission
